UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 16, 2010

FIRST FINANCIAL CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Indiana (State or other jurisdiction of incorporation)	000-16759 (Commission File Number)	35-1546989 (IRS Employer Identification No.)

One First Financial Plaza
Terre Haute, Indiana 47807
(Address of Principal Executive Offices, including Zip Code)

(812) 238-6000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2010, the Board of Directors of First Financial Corporation (the “Corporation”) appointed Rodger McHargue, age 48, as the Chief Financial Officer (the principal financial officer), Secretary and Treasurer of the Corporation.  The Board of Directors also reported Norman D. Lowery, age 42, as the Chief Operating Officer of the Corporation.  Each of these appointments was effective immediately.  In connection with these appointments, Mr. McHargue’s 2010 base salary has been established at $175,000, and Mr. Lowery’s 2010 base salary has been established at $160,000.

Mr. McHargue most recently was the Vice President, Asset Liability and Investment Officer of First Financial Bank, N.A. (the “Bank”), the wholly-owned subsidiary of the Corporation, and has been employed by the Bank since August 1994.  Mr. Lowery most recently was the Vice President, Director of Private Banking, of the Bank, and has been employed by the Bank since May 1990.   Mr. Lowery is the son of Norman L. Lowery, the Vice Chairman and Chief Executive Officer, the nephew of Virginia L. Smith, a director, and the grandson of Donald Smith, the Chairman of the Board of Directors, of the Corporation and the Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2010

FIRST FINANCIAL CORPORATION

	By:	/s/ Norman L. Lowery
Norman L. Lowery
Vice Chairman and Chief Executive Officer

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